As filed with the Securities and Exchange Commission on January 16, 2014

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Form F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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JinkoSolar Holding Co., Ltd.
(Exact name of Registrant as specified in its charter)

Cayman Islands	3674	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

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1 Jingke Road Shangrao Economic Development Zone Jiangxi Province, 334100 People’s Republic of China +86.793.8469699	JinkoSolar (U.S.) Inc. 343 Sansome Street, Suite 975 San Francisco, California 94104 United States of America +1.415.4020991
(Address and Telephone Number of Registrant’s Principal Executive Office)	(Name, Address, and Telephone Number for Agent of Service)

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Copies to:

Shuang Zhao

Shearman & Sterling LLP

c/o 12th Floor, Gloucester Tower, The Landmark

15 Queen’s Road Central

Hong Kong

+852.2978.8000

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-190273

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price (3)(4)		Amount of Registration Fee(4)
Ordinary shares, par value US$0.00002 per share(2)
Preferred shares
Debt securities
Warrants
Total	US$	25,797,500.00	US$	3,322.72

(1)	Includes (i) securities initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the securities are first bona fide offered to the public, and (ii) securities that may be purchased by the underwriters pursuant to an over-allotment option. These securities are not being registered for the purposes of sales outside the United States.

(2)	American depositary shares issuable upon deposit of the ordinary shares registered hereby have been or will be registered under a separate registration statement on Form F-6 (Registration No. 333-164523). Each American depositary share represents four ordinary shares.

(3)	The proposed maximum aggregate offering price for each class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to General Instruction II. C. of Form F-3 under the Securities Act of 1933, as amended.

(4)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(o) of Regulation C under the Securities Act of 1933, as amended.

As of the date of this registration statement, the maximum aggregate offering price of securities that remain to be issued pursuant to the prior registration statement (File No. 333-190273) is US$128,987,500.00. The maximum aggregate offering price of the additional securities being registered hereby pursuant to Rule 462(b) under the Securities Act is US$25,797,500.00, which represents 20% of the maximum aggregate offering price of securities remaining on the prior registration statement.

The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

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EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction IV to Form F-3, both promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-3 (File No. 333-190273) initially filed by JinkoSolar Holding Co., Ltd. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on July 31, 2013, as amended on August 14, 2013, which was declared effective by the Commission on August 15, 2013, including all amendments, supplements and exhibits thereto and each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shangrao, Jiangxi Province, People’s Republic of China, on January 16, 2014.

By:	/s/ Kangping Chen
Name: Kangping Chen
Title: Director and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 16th day of January, 2014.

Signatures	Title
*	Chairman of the board of directors
Xiande Li

*	Director and chief executive officer (principal executive officer)
Kangping Chen

*	Director and vice president
Xianhua Li

*	Independent director
Wing Keong Siew

*	Independent director
Haitao Jin

*	Independent director
Zibin Li

*	Independent director
Steven Markscheid

/s/ Longgen Zhang	Chief financial officer (principal financial and accounting officer)
Longgen Zhang

*By:	/s/ Longgen Zhang
Name: Longgen Zhang
Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of JinkoSolar (U.S.) Inc., has signed this registration statement or amendment thereto in Shangrao, Jiangxi Province, People’s Republic of China, on January 16, 2014.

JinkoSolar (U.S.) Inc.

By:	/s/ Xiande Li
	Name:	Xiande Li
	Title:	Legal Representative
JinkoSolar (US) Inc.

Exhibit Index

Exhibit
Number	Description
5.1	Opinion of Maples and Calder regarding the validity of the securities

5.2	Opinion of Shearman & Sterling LLP regarding the validity of the securities

23.1	Consent of PricewaterhouseCoopers Zhong Tian LLP, independent registered public accounting firm

23.2	Consent of Maples and Calder (included in Exhibit 5.1)

23.3	Consent of Shearman & Sterling LLP (included in Exhibit 5.2)

23.4	Consent of DaHui Lawyers

24.1*	Powers of Attorney (included on signature page on the prior registration statement)

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*	Previously filed.